SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                        _________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       __________________________________
                            ASTEA INTERNATIONAL INC.
               (Exact name of registrant as specified in charter)

                Delaware                                 23-2119058
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
    of incorporation or organization)

                               240 Gibraltar Road
                           Horsham, Pennsylvania 19044
                    (Address of principal executive offices)

                 ASTEA INTERNATIONAL INC. 2001 STOCK OPTION PLAN
                            (Full title of the plan)

                                Zack B. Bergreen
                      President and Chief Executive Officer
                            Astea International Inc.
                               240 Gibraltar Road
                                Horsham, PA 19044
                     (Name and address of agent for service)

                                 (215) 682-2500
          (Telephone number, including area code, of agent for service)

                                 With copies to:
         John Tobin,                                 Steven J. Feder, Esq.
         Esq. Astea                                   Pepper Hamilton LLP
      International Inc                        400 Berwyn Park, 899 Cassatt Road
     240 Gibraltar Road                                 Berwyn, PA 19312
      Horsham, PA 19044                                  (610) 640-7800
       (215) 682-2500
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


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
   Title of Securities to be    Amount to be      Proposed Maximum          Proposed Maximum         Amount of
          Registered             Registered   Offering Price Per Share  Aggregate Offering Price   Registration
                                     (1)                 (2)                       (2)                  Fee
------------------------------------------------------------------------------------------------------------------
         Common Stock             1,098,000           $0.75222                 $825,937.56            $66.82
                                    302,000           $0.76                    $229,520.00            $18.57
------------------------------------------------------------------------------------------------------------------
             TOTAL                1,400,000                                  $1,055,457.56            $85.39
==================================================================================================================


(1) Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Astea International Inc. 2001 Stock Option Plan (the "2001 Plan") for any future stock split, stock dividend or similar adjustments of the outstanding Common Stock, no par value, of the Registrant (the "Common Stock").
(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of: (i) the weighted average of the option exercise price of $0.75222 with respect to outstanding options to purchase 1,098,000 shares; and
         (ii) the average of the high and low sales prices of shares of common stock on the Nasdaq SmallCap Market on August 5, 2003 of $0.76 with respect to the 302,000 shares subject to future grant under the 2001 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

                  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2001 Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

                  Astea International Inc. (the "Company") will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Rick Etskovitz, Chief Financial Officer; telephone number
(215) 682-2500.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this prospectus by reference:

o     Our Annual Report on Form 10-K for the Fiscal Year Ended December 31,
      2002;

o     Our Quarterly Report on Form 10-Q for the Fiscal Quarter Ended March 31,
      2003;

o     Our Current Report on Form 8-K filed on March 31, 2003;

o     Our Current Report on Form 8-K filed on May 13, 2003;

o     Our Current Report on Form 8-K filed on July 29, 2003;

o Our Registration Statement on Form 8-A declared effective by the Commission on July 26, 1995 describing the terms, rights and provisions applicable to the common stock, including any amendments or reports filed for the purpose of updating such description; and

o In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed incorporated by reference herein from their respective dates of filing.

         You can obtain any of the documents incorporated by reference from the Commission or the Commission's Internet website maintained by the Commission at "www.sec.gov." Documents incorporated by reference also are available from us without charge, including any exhibits specifically incorporated by reference therein. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the Company at the following address:

                             Rick Etskovitz
                             Chief Financial Officer
                             Astea International Inc.
                             240 Gibraltar Road
                             Horsham, PA 19044
                             Telephone: (215) 682-2500

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         For the purposes of this Registration Statement, John Tobin, the Company's general counsel, is giving his opinion as to the validity of the shares subject to the 2001 Plan and certain additional legal matters. Mr. Tobin currently holds options to purchase 100,000 shares of the Company's common stock at an average exercise price of $0.97, of which 50,000 shares are currently vested.

Item 6.  Indemnification of Directors and Officers.

         Indemnification Pursuant to Certificate of Incorporation and By-Laws of the registrant. As permitted by the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the company or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (d) for any transaction from which the director derives an improper personal benefit. In addition, the Company's By-Laws provide for indemnification of the Company's officer and directors to the fullest extent permitted under Delaware law.

          Statutory Indemnification. Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officer or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      The Company maintains directors and officers liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

Exhibit
Number            Exhibit

      5.1*  Opinion of John Tobin, General Counsel.

      23.1* Consent of BDO Seidman LLP.

      23.2* Consent of John Tobin, General Counsel (included in Exhibit 5.1).

      24.1* Power of Attorney (included on signature page).

      99.1 Astea International Inc. 2001 Stock Option Plan (incorporated herein by reference to Exhibit B to the Company's 2001 Proxy Statement).

_____________________________

*Filed herewith.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) To include any material information with respect
to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby also undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on August 8, 2003.

                                  ASTEA INTERNATIONAL INC.


                         By:      /s/ Zack B. Bergreen
                                  ------------------------------------------
                                  Zack B. Bergreen
                                  Chairman of the Board, President and Chief
                                  Executive Officer



                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Astea International Inc., hereby severally constitute and appoint Zack B. Bergreen and Rick Etskovitz, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Astea International Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                              Title                                  Date

/s/Zack B. Bergreen              Chairman of the Board, President and Chief             August 8, 2003
-------------------              Executive Officer (Principal Executive
Zack B. Bergreen                 Officer)


/s/Rick Etskovitz                Vice President and Chief Financial Officer             August 8, 2003
-------------------              (Principal Financial and Accounting Officer)
Rick Etskovitz


/s/Adrian Peters                 Director                                               August 8, 2003
-------------------
Adrian Peters


/s/Isidore Sobkowski             Director                                               August 8, 2003
--------------------
Isidore Sobkowski


                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit
-------           -------

5.1*        Opinion of John Tobin, General Counsel.

23.1*       Consent of BDO Seidman LLP.

23.2*       Consent of John Tobin, General Counsel (included in Exhibit 5.1).

24.1*       Power of Attorney (included on signature page).

99.1 Astea International Inc. 2001 Stock Option Plan (incorporated herein by reference to Exhibit B to the Company's 2001 Proxy Statement).

_____________________________

*Filed herewith.